AMENDMENT
                               DATED MAY 19, 2010
                                     TO THE
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                               RYDEX SERIES FUNDS
                         AND RYDEX FUND SERVICES, INC.,
                            DATED SEPTEMBER 25, 1996,
                                   AS AMENDED

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                                    AMENDMENT
                               DATED MAY 19, 2010
                                     TO THE
                          ACCOUNTING SERVICES AGREEMENT
                      DATED SEPTEMBER 25, 1996, AS AMENDED,
                                     BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                            RYDEX FUND SERVICES, INC.

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between Rydex Series Funds (the "Trust") and Rydex Fund Services, Inc. (the "Servicer"), dated September 25, 1996, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

          The fourth paragraph under the section "Witnesseth" of the Agreement is amended, effective May 19, 2010, to read as follows:

          WHEREAS, the board of trustees of the trust, pursuant to Article IV,
     Section 4.01(o), "Board of Trustees; Powers," of the Trust Declaration, have created the following series of shares of the Trust: Government Long Bond 1.2x Strategy Fund, U.S. Government Money Market Fund, Nova Fund, Inverse S&P 500 Strategy Fund, NASDAQ-100(R) Fund, Inverse NASDAQ-100(R) Strategy Fund, Inverse Government Long Bond Strategy Fund, Europe 1.25x Strategy Fund, Russell 2000(R) 1.5x Strategy Fund, Mid-Cap 1.5x Strategy Fund, S&P 500 Pure Value Fund, S&P 500 Pure Growth Fund, S&P MidCap 400 Pure Value Fund, S&P MidCap 400 Pure Growth Fund, Inverse Mid-Cap Strategy Fund, S&P SmallCap 600 Pure Value Fund, S&P SmallCap 600 Pure Growth Fund, Inverse Russell 2000(R) Strategy Fund, Strengthening Dollar 2x Strategy Fund, Weakening Dollar 2x Strategy Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Commodities Strategy Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Real Estate Fund, Retailing Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, All-Cap Opportunity Fund, Multi-Hedge Strategies Fund, S&P 500 Fund, Russell 2000(R) Fund, All-Asset Conservative Strategy Fund, All-Asset Moderate Strategy Fund, All-Asset Aggressive Strategy Fund, Managed Futures Strategy Fund, High Yield Strategy Fund, Inverse High Yield Strategy Fund, International Opportunity Fund, Japan 2x Strategy Fund, Alternative Strategies Allocation Fund, Global 130/30 Strategy Fund, Global Market Neutral Fund, Long/Short Commodities Strategy Fund, EVENT DRIVEN AND DISTRESSED STRATEGIES FUND, ALTERNATIVE STRATEGIES FUND, LONG SHORT EQUITY STRATEGY FUND, AND LONG SHORT TREASURY FUND (collectively, the "Rydex Funds").

                          ADDITIONS ARE NOTED IN BOLD.

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     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 19th day of May, 2010.

                                        RYDEX SERIES FUNDS


                                        /s/ Richard M. Goldman
                                        ----------------------------------------
                                        By: Richard M. Goldman
                                        Title: President


                                        RYDEX FUND SERVICES, INC.


                                        /s/ Nick Bonos
                                        ----------------------------------------
                                        By: Nick Bonos
                                        Title: President and Chief Executive
                                               Officer